UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 30, 2010 (December 27, 2010)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190

(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On December 27, 2010, the Board of Directors of China Advanced Construction Materials Group, Inc. (the “Company”) approved the dismissal of Frazer Frost, LLP (“Frazer Frost”) as the Company’s independent auditor, effective immediately.

Frazer Frost’s report on the Company’s financial statements as of and for the year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  The report of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”), the predecessor entity to Frazer Frost, on the Company’s consolidated financial statements for the year ended June 30, 2009 also did not contain an adverse opinion or disclaimer of opinion, and its report was not qualified or modified as to uncertainty, audit scope, or accounting principles.   Prior to January 1, 2010, MSWFT was engaged to audit the Company's consolidated financial statements.  On January 6, 2010, the Company was notified that, effective January 1, 2010, certain partners of MSWFT and Frost, PLLC (“Frost”) formed Frazer Frost, a new partnership. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost and Frost, each of MSWFT and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with the Company and becoming the Company’s independent accounting firm on January 1, 2010.

During the year ended June 30, 2010, and through Frazer Frost’s dismissal on December 27, 2010, there were (1) no disagreements with Frazer Frost or MSWFT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost or MSWFT, would have caused Frazer Frost to make reference to the subject matter of the disagreements in connection with its report, and (2) no reportable events within the meaning set forth in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Frazer Frost with a copy of this disclosure on December 29, 2010, providing it with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A letter from Frazer Frost, dated December 30, 2010 is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Frazer Frost as the Company’s independent auditor, the Board of Directors of the Company appointed Friedman LLP (“Friedman”) as the Company’s independent auditor.

During the years ended June 30, 2010 and 2009, and through the date hereof, neither the Company nor anyone acting on its behalf consulted Friedman with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
16.1	Letter from Frazer Frost LLP, regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2010	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Frazer Frost LLP, regarding change in certifying accountant